Exhibit 99.1

Trupanion Reports First Quarter 2023 Results

SEATTLE, WA. May 4, 2023 -- Trupanion, Inc. (Nasdaq: TRUP), the leading provider of medical insurance for cats and dogs, today announced financial results for the first quarter ended March 31, 2023.

“In Q1, veterinary inflation increased 15% year-over-year, approximately 3% higher than our assumptions,” said Darryl Rawlings, Trupanion's founder, CEO and Chair of the Board. "While these ongoing but necessary increases in veterinary inflation pressured margins in the quarter, they also continued to drive demand for Trupanion, as evidenced by our strong revenue growth. The entire Trupanion team is focused on successfully executing the second half of our 60-month plan and achieving our margin targets."

First Quarter 2023 Financial and Business Highlights

•Total revenue was $256.3 million, an increase of 24% compared to the first quarter of 2022.
•Total enrolled pets (including pets from our other business segment) was 1,616,865 at March 31, 2023, an increase of 28% over the first quarter of 2022.
•Subscription business revenue was $165.2 million, an increase of 18% compared to the first quarter of 2022 (20% on a constant currency basis).
•Subscription enrolled pets was 906,369 at March 31, 2023, an increase of 23% over the first quarter of 2022.
•Net loss was $(24.8) million, or $(0.60) per basic and diluted share, compared to net loss of $(8.9) million, or $(0.22) per basic and diluted share, in the first quarter of 2022. Net loss in the first quarter of 2023 included $8.6 million, or $0.21 per basic and diluted share, of non-recurring expenses.
•Adjusted EBITDA was $(4.9) million, compared to adjusted EBITDA of $1.2 million in the first quarter of 2022.
•Operating cash flow was $(6.9) million and free cash flow was $(12.0) million in the first quarter of 2023. This compared to operating cash flow of $(3.6) million and free cash flow of $(7.1) million in the first quarter of 2022.

Conference Call
Trupanion’s management will host a conference call today to review its first quarter 2023 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at http://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13737267.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, Europe, Puerto Rico and Australia with over 900,000 pets enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and our ability to retain key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended March 31,
	2023	2022
	(unaudited)
Revenue:
Subscription business	$165,210	$139,839
Other business	91,119	66,160
Total revenue	256,329	205,999
Cost of revenue:
Subscription business(1)	146,091	115,263
Other business	83,892	60,842
Total cost of revenue(2)	229,983	176,105
Operating expenses:
Technology and development(1)	4,900	5,229
General and administrative(1)	21,017	9,366
New pet acquisition expense(1)	21,642	21,627
Depreciation and amortization	3,202	2,717
Total operating expenses	50,761	38,939
Gain (loss) from investment in joint venture	(71)	(69)
Operating loss	(24,486)	(9,114)
Interest expense	2,387	79
Other income, net	(1,902)	(314)
Loss before income taxes	(24,971)	(8,879)
Income tax expense (benefit)	(191)	(24)
Net loss	$(24,780)	$(8,855)

Net loss per share:
Basic and diluted	$(0.60)	$(0.22)
Weighted average shares of common stock outstanding:
Basic and diluted	41,107,889	40,581,989

(1)Includes stock-based compensation expense as follows:	Three Months Ended March 31,
	2023	2022
Cost of revenue	$1,318	$1,836
Technology and development	708	908
General and administrative	8,219	2,423
New pet acquisition expense	2,086	2,382
Total stock-based compensation expense	$12,331	$7,549

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended March 31,
	2023	2022
Veterinary invoice expense	$194,137	$144,926
Other cost of revenue	35,846	31,179
Total cost of revenue	$229,983	$176,105

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$126,714	$65,605
Short-term investments	117,910	156,804
Accounts and other receivables, net of allowance for doubtful accounts of $659 at March 31, 2023 and $540 at December 31, 2022	248,244	232,439
Prepaid expenses and other assets	17,491	14,248
Total current assets	510,359	469,096
Restricted cash	19,045	19,032
Long-term investments	8,440	7,841
Property, equipment and internal-use software, net	94,472	90,701
Intangible assets, net	23,023	24,031
Other long-term assets	19,544	18,943
Goodwill	43,031	41,983
Total assets	$717,914	$671,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,384	$9,471
Accrued liabilities and other current liabilities	29,560	32,616
Reserve for veterinary invoices	48,295	43,734
Deferred revenue	225,513	202,692
Long-term debt - current portion	1,263	1,103
Total current liabilities	312,015	289,616
Long-term debt	102,936	68,354
Deferred tax liabilities	3,130	3,392
Other liabilities	5,024	4,968
Total liabilities	423,105	366,330
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 42,355,888 and 41,327,702 issued and outstanding at March 31, 2023; 42,041,344 and 41,013,158 shares issued and outstanding at December 31, 2022	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	511,940	499,694
Accumulated other comprehensive loss	(4,255)	(6,301)
Accumulated deficit	(196,342)	(171,562)
Treasury stock, at cost: 1,028,186 shares at March 31, 2023 and December 31, 2022	(16,534)	(16,534)
Total stockholders’ equity	294,809	305,297
Total liabilities and stockholders’ equity	$717,914	$671,627

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended March 31,
	2023	2022
	(unaudited)
Operating activities
Net loss	$(24,780)	$(8,855)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,202	2,717
Stock-based compensation expense	12,331	7,549
Other, net	(397)	(79)
Changes in operating assets and liabilities:
Accounts and other receivables	(15,847)	(23,815)
Prepaid expenses and other assets	(3,765)	(2,060)
Accounts payable, accrued liabilities, and other liabilities	(5,148)	(1,806)
Reserve for veterinary invoices	4,606	(1,213)
Deferred revenue	22,936	23,972
Net cash provided by (used in) operating activities	(6,862)	(3,590)
Investing activities
Purchases of investment securities	(34,795)	(22,892)
Maturities and sales of investment securities	73,793	12,199
Purchases of property, equipment, and internal-use software	(5,184)	(3,553)
Other	100	(5)
Net cash provided by (used in) investing activities	33,914	(14,251)
Financing activities
Proceeds from debt financing, net of financing fees	35,130	54,463
Repayment of debt financing	(607)	—
Proceeds from exercise of stock options	140	600
Shares withheld to satisfy tax withholding	(853)	(2,298)
Net cash provided by (used in) financing activities	33,810	52,765
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	260	139
Net change in cash, cash equivalents, and restricted cash	61,122	35,063
Cash, cash equivalents, and restricted cash at beginning of period	84,637	100,869
Cash, cash equivalents, and restricted cash at end of period	$145,759	$135,932

The following table sets forth our key operating metrics:

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	Jun. 30, 2021
Total Business:
Total pets enrolled (at period end)	1,616,865	1,537,573	1,439,605	1,348,145	1,267,253	1,176,778	1,104,376	1,024,226
Subscription Business:
Total subscription pets enrolled (at period end)	906,369	869,862	808,077	770,318	736,691	704,333	676,463	643,395
Monthly average revenue per pet	$63.58	$63.11	$63.80	$64.26	$64.21	$63.89	$63.60	$63.69
Lifetime value of a pet, including fixed expenses	$541	$641	$673	$713	$730	$717	$697	$681
Average pet acquisition cost (PAC)	$247	$283	$268	$309	$301	$306	$280	$284
Average monthly retention	98.65%	98.69%	98.71%	98.74%	98.75%	98.74%	98.72%	98.72%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(6,862)	$(3,590)
Purchases of property, equipment, and internal-use software	(5,184)	(3,553)
Free cash flow	$(12,046)	$(7,143)

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended March 31,
	2023	2022
Veterinary invoice expense	$194,137	$144,926
Less:
Stock-based compensation expense[1]	(839)	(1,173)
Other business cost of paying veterinary invoices	(65,149)	(44,336)
Subscription cost of paying veterinary invoices (non-GAAP)	$128,149	$99,417
% of subscription revenue	77.6%	71.1%

Other cost of revenue	$35,846	$31,179
Less:
Stock-based compensation expense[1]	(448)	(631)
Other business variable expenses	(18,743)	(16,506)
Subscription variable expenses (non-GAAP)	$16,655	$14,042
% of subscription revenue	10.1%	10.0%

Technology and development expense	$4,900	$5,229
General and administrative expense	21,017	9,366
Less:
Stock-based compensation expense[1]	(8,821)	(3,226)
Non-recurring transaction or restructuring expenses[2]	(4,102)	—
Development expenses[3]	(898)	(1,258)
Fixed expenses (non-GAAP)	$12,096	$10,111
% of total revenue	4.7%	4.9%

New pet acquisition expense	$21,642	$21,627
Less:
Stock-based compensation expense[1]	(2,032)	(2,328)
Other business pet acquisition expense	(51)	(109)
Subscription acquisition cost (non-GAAP)	$19,559	$19,190
% of subscription revenue	11.8%	13.7%

[1]Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.2 million for the three months ended March 31, 2023.

[2]Consists of business acquisition transaction expenses, severance cost due to certain officers' departures, and a $3.8 million non-recurring settlement of accounts receivable related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

3As we enter the next phase of our growth, we expect to invest in initiatives that are pre-revenue, including adding new products and international expansion. These development expenses are costs related to product exploration and development that are pre-revenue and historically have been insignificant. We view these activities as uses of our adjusted operating income separate from pet acquisition spend.

The following table reflects the reconciliation of new pet acquisition expense, previously called "sales and marketing", to acquisition cost and net acquisition cost (in thousands):

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	Jun. 30, 2021
New pet acquisition expense	$21,642	$22,457	$22,434	$22,982	$21,627	$19,845	$19,708	$19,390
Excluding:
Stock-based compensation expense	(2,032)	(2,079)	(2,108)	(2,601)	(2,328)	(2,136)	(2,112)	$(2,181)
Acquisition cost	19,610	20,378	20,326	20,381	19,299	17,709	17,596	$17,209
Net of:
Sign-up fee revenue	(1,219)	(1,191)	(1,339)	(1,252)	(1,202)	(1,162)	(1,268)	$(1,260)
Other business segment pet acquisition expense	(51)	(65)	(181)	(186)	(109)	(76)	(134)	$(118)
Pet acquisition expense for managing general agent policies	(927)	(443)	—	—	—	—	—	—
Net acquisition cost	$17,413	$18,679	$18,806	$18,943	$17,988	$16,471	$16,194	$15,831

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three Months Ended
	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	Jun. 30, 2021
Net loss	$(24,780)	$(9,285)	$(12,914)	$(13,618)	$(8,855)	$(7,042)	$(6,819)	$(9,221)
Excluding:
Stock-based compensation expense	12,140	8,412	8,306	8,462	7,358	6,808	6,443	6,527
Depreciation and amortization expense	3,202	2,897	2,600	2,707	2,717	2,770	2,944	3,158
Interest income	(1,729)	(1,614)	(1,018)	(297)	(97)	(80)	(85)	(84)
Interest expense	2,387	1,587	1,408	1,193	79	9	—	3
Other non-operating expenses	—	—	—	(1)	—	—	(1)	3
Income tax expense (benefit)	(191)	(15)	496	19	(24)	1,034	(312)	(195)
Non-recurring transaction or restructuring expenses	4,102	193	179	—	—	—	—	—
(Gain) loss from equity method investment	—	—	—	(131)	—	—	—	6
Adjusted EBITDA	$(4,869)	$2,175	$(943)	$(1,666)	$1,178	$3,499	$2,170	$197

Contacts:

Investors:
Laura Bainbridge, Vice President, Corporate Communications
Investor.Relations@trupanion.com